                                 EXHIBIT 99.6(b)

                                                            Date:



                           SELECTED DEALER AGREEMENT

                                       FOR

                               CRABBE HUSON FUNDS




-------------------------------
Name of Firm



-------------------------------
Address of Principal Office



-------------------------------
City      State     Zip Code


Gentlemen:

          We have entered into a distribution agreement with The Crabbe Huson Funds acting as the exclusive distributor to the Fund for the purpose of distributing its shares to investors, either directly or indirectly through other broker-dealers. We invite you to become a member of the Selling Group and to participate in the distribution of the shares of the Fund on the following terms and conditions:

          1. Orders for shares received from you will be accepted by us on behalf of the Fund only at the public offering price applicable to each other, as established by the then effective Prospectus of the Fund. The procedure relating to the handling of orders shall be subject to instructions which we shall forward, from time to time, to all members of the Selling Group. Initial purchase orders shall not be accepted from any investor by you in amounts of less than $2,000, and subsequent purchase orders shall not be accepted in amounts of less than $500. All orders are subject to acceptance by us, and we reserve the right, in our sole discretion, to reject any order.

          2.   The Fund does not offer a sales commission.


1 - SELECTED DEALER AGREEMENT

          3. As a member of the Selling Group, you agree to purchase shares only from the Fund or from your customers. You agree that all purchases of shares from the Fund shall be made only to cover orders received by you from your customers or for your own bona fide investment. If you purchase shares from your customers, you agree to pay such customers not less than the redemption price in effect on the date of such purchase, as defined in the then current Prospectus of the Fund.

          4.   Only unconditional orders for shares will be accepted.

          5. All settlement checks should be made payable to the Fund and should be drawn on a United States bank. Settlements shall be made promptly, but in no case later than _____ business days after our acceptance of the order. If payment for shares is not received by State Street Bank and Trust Company on a timely basis, we reserve the right, without notice, to forthwith cancel the sale.

          6. We reserve the right, at our discretion, without notice to you, to suspend sales or withdraw the offering of shares of any of the Fund entirely, to change the offering price as provided in the Prospectus, or to cancel this Agreement. Except as specified in the previous sentence, any amendment to this Agreement will be effective only if in writing and signed by both parties hereto.

          7. No person is authorized to make any representations concerning the Fund or its shares except those contained in the effective Prospectus and any such information as may be released by the Fund as information supplemental to the Prospectus. In purchasing shares, you shall rely solely upon the representations contained in the Prospectus and supplemental information mentioned above.

          8. Additional copies of any Prospectus and any printed information issued as supplemental to any Prospectus will be supplied by us to members of the Selling Group in reasonable quantities upon request.

          9. In no transaction shall you have any authority whatever to act as agent of the Fund or of us or of any member of the Selling Group.

          10. This Agreement may be terminated upon written notice by either party at any time, and shall automatically terminate upon its attempted assignment by you, by operation of law or otherwise, or by us otherwise than by operation of law.


2 - SELECTED DEALER AGREEMENT

          11.  Your acceptance of this Agreement constitutes a representation
(i) that you are a Securities and Exchange Commission registered securities broker-dealer and a member in good standing of the National Association of Securities Dealer, Inc.; you agree to comply with the Rules of Fair Practice of the National Association of Securities Dealer, Inc., including specifically
Section 2 and 26 of Article III thereof; or you are a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 and not otherwise required to register as a broker-dealer pursuant to Rule 3b-9 thereunder; (ii) that you will maintain adequate records with respect to your customers; and (iii) that such transactions are without recourse against you by your customers. You likewise agree that you will not make available shares of the Fund in any state or other jurisdiction in which we inform you such shares may not lawfully be offered for sale.

          12. This Agreement shall become effective upon receipt by us of a signed copy. All amendments to this Agreement shall take effect on the date set forth in the Notice of Amendment sent to you by us. All communications to us should be sent to the aforementioned address. Any notice to you shall be duly given if mailed or telegraphed to you at your address specified above. This Agreement shall be construed in accordance wit the laws of Oregon.

          13. We agree to pay to you, in compensation for your expenses in marketing and distributing shares of the Fund, distribution expenses in accordance with the Distribution Plan that has been adopted by the Fund, a copy of which is attached hereto as Exhibit 1. As long as this Distribution Plan is in effect and distribution expenses are being paid to us by the participating Fund, we will pay to you _____ of .25% of the asset value, each calculated on the total amount invested in shares of the Fund as to which any individual working for you is broker of record.

All such distribution expense payments are subject to termination or alteration in accordance with the terms of the Distribution Plan, the terms of its approval by the participating Fund, and any requirement now existing or hereafter adopted by the United States Securities Exchange Commission.

                                   CRABBE HUSON SECURITIES, INC.


Date:                              By:
     ---------------------------      ----------------------------
                                      Richard S. Huson, President

The undersigned accepts your invitation to become a member of the Selling Group and agrees to abide by the terms and conditions of the foregoing Agreement. The undersigned acknowledges receipt of the Prospectus of the Fund for use in connection with this offering.


3 - SELECTED DEALER AGREEMENT

                                   ------------------------------
                                   Firm Name


Date:                              By:
     ---------------------------      ----------------------------
                                      Authorized Signature

The above Agreement should be executed in triplicate and signed copies should be returned to Crabbe Huson Securities.


4 - SELECTED DEALER AGREEMENT